EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Valley National Bancorp:

We consent to the incorporation by reference in the registration statements No. 333-178867, No. 333-159050, No. 333-133430, No. 333-124215, No. 333-53888, No. 333-80507, No. 333-77673, No. 333-75889, No. 333-65993, No. 333-36667, No. 333-25419, No. 033-61547, No. 033-56933, and No. 033-52809 on Form S-8; No. 333-125595, No. 333-71546, No. 333-70996, and No. 333-42958 on Form S-3; No. 333-191168, No. 333-180319, No. 333-157561, No. 333-156370, and No. 333-152077 on Form S-3ASR; and No. 333-160285 and No. 333-56425 on Form S-3D of Valley National Bancorp and Subsidiaries (Valley) of our reports dated February 27, 2015, with respect to the consolidated statements of financial condition of Valley National Bancorp and subsidiaries as of December 31, 2014 and 2013 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014 and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Valley National Bancorp.

/s/ KPMG LLP
February 27, 2015